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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) pertaining to the Automatic Dividend Reinvestment and Common Stock Purchase Plan of U.S. Bancorp to be filed on or around August 1, 1997 and to the incorporation by reference therein of our report dated January 9, 1997, with respect to the consolidated financial statements of First Bank System, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 30, 1997